                                                                   Exhibit 10.12



                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT

     WHEREAS, Alderwoods Group Canada Inc. (the "Company"), a wholly owned subsidiary of Alderwoods Group, Inc. ("AGI"), and John S. Lacey ("Lacey") are parties to an Employment Agreement, dated as of May 1, 2003 (the "Employment Agreement"), pursuant to which Lacey agreed to serve the Company and AGI as Chairman of the Board of Directors;

     WHEREAS, the Company and Lacey desire to amend the terms of the Employment Agreement;

     NOW, THEREFORE, in consideration of the mutual representations and warranties, covenants, undertakings and agreements set forth herein and in the Employment Agreement, the Company and Lacey hereby enter into this Amendment No. 1 to the Employment Agreement, effective as of March 16, 2004. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

                                       I.

     Section 8 of the Employment Agreement is hereby amended in its entirety to read as follows:

     8. The Company agrees to employ the Chairman, and the Chairman agrees to be employed by the Company for a fixed term beginning on the date hereof and ending June 30, 2006. As used in this Agreement, the phrase "term of this Agreement" means the period beginning on May 1, 2003 and ending on the earlier of June 30, 2006, unless extended by mutual agreement, or the effective date of the termination of the Chairman's employment with the Company, if earlier.

                                       II.

     Section 10(a) of the Employment Agreement is hereby amended in its entirety to read as follows:

         a. The Chairman will receive a base salary for 2003 of $505,000 U.S. per annum, reducing to $405,000 U.S. per annum on January 1, 2004, $305,000 U.S. per annum on January 1, 2005 and remaining at $305,000 U.S. per annum on January 1, 2006. The Chairman's base salary is payable in accordance with the Company's customary payroll practices and is subject to deductions required by applicable law.

                                      III.

         Section 16(d) of the Employment Agreement is hereby amended in its entirety to read as follows:

            d. On June 30, 2006 (the "Expiration Date"), provided that this Agreement is not terminated earlier by either party in accordance with paragraph 16, 17 or 18, of this Agreement or provided that this Agreement is not renewed or restated. If this Agreement terminates on the Expiration Date, the Company will have no further obligation to the Chairman under this Agreement except to pay the Chairman the unpaid portion, if any, of the Chairman's base salary payable for the period through the date of termination of the Chairman's employment and a retiring allowance equal to 15% of the sum of (i) his current annual salary plus (ii) the average of his annual short-term incentive plan payments over the preceding 36 months, for each year of his total service with the Company and with The Loewen Group Inc., to a maximum of 50% of the said sum, and the Chairman shall be allowed to exercise all stock options or share appreciation rights, whether vested or not, granted to the Chairman including shares with respect to which such options would not otherwise be exercisable on such termination.


         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                   ALDERWOODS GROUP CANADA INC.

                                   Per:
                                       -----------------------------------------
                                   Ellen Neeman
                                   Senior Vice President, Legal and Compliance

                                            ALDERWOODS GROUP, INC.

                                   Per:
                                       -----------------------------------------
                                       Anthony G. Eames
                                       Director

Witness:

-------------------------          ---------------------------
                                   John S. Lacey




                                       2